Exhibit 99.7

AMENDMENT NO. 2 TO ASSET PURCHASE AGREEMENT

This AMENDMENT NO. 2 TO ASSET PURCHASE AGREEMENT (this “Amendment”), dated as of May 15, 2003, is entered into by and among divine, inc., a Delaware corporation (“Parent”) and certain of its domestic subsidiaries set forth on the signature pages hereto (“Subsidiaries” and together with Parent, the “Sellers”), dS&MS Newco, Inc., a corporation formed pursuant to the laws of the Cayman Islands (the “Purchaser”) and Golden Gate Private Equity, Inc., a Delaware corporation (“Guarantor”). Unless the context indicates to the contrary, capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Asset Purchase Agreement.

W I T N E S S E T H

WHEREAS, the Sellers, the Purchaser and Guarantor entered into an Asset Purchase Agreement, dated as of May 6, 2003, and amended May 9, 2003, (the “Asset Purchase Agreement”) pursuant to which the Sellers agreed to transfer, sell, convey, assign and deliver to the Purchaser, and the Purchaser agreed to acquire from the Sellers, certain of the assets of the Sellers and the Purchaser agreed to assume certain liabilities of the Sellers primarily incurred in connection with the Business; and

WHEREAS, pursuant to Section 13.2 of the Asset Purchase Agreement, the Sellers, the Purchaser and Guarantor now desire to amend the Asset Purchase Agreement as hereinafter provided.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.           Amendment to Section 1.1. Section 13 of the Asset Purchase Agreement is hereby amended by adding Section 13.14 as follows:

“SECTION 13.14. Notwithstanding anything herein to the contrary, the Purchaser, Guarantor and the Sellers (and each Affiliate and Person acting on behalf of any such party) agree that each party (and each Representative of such party) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to such party or such Person relating to such tax treatment and tax structure, except to the extent necessary to comply with any applicable federal or state securities laws. This authorization is not intended to permit disclosure of any other information including (without limitation) (i) any portion of any materials to the extent not related to the tax treatment or tax structure of the transaction, (ii) the identities of participants or potential participants in the transaction, (iii) the existence or status of any negotiations, (iv) any pricing or financial information

(except to the extent such pricing or financial information is related to the tax treatment or tax structure of the transaction), or (v) any other term or detail not relevant to the tax treatment or the tax structure of the transaction.

SECTION 4.           Ratification. Except as expressly amended hereby, the Asset Purchase Agreement shall continue in full force and effect in accordance with its terms, without any waiver, amendment or other modification of any provision thereof.

SECTION 5.           Effective Date. This Amendment shall be effective as of the date hereof.

SECTION 6.           Counterparts. This Amendment may be executed in one or more counterparts (which may be by facsimile), all of which shall be deemed to be an original copy and considered one and the same agreement and shall become effective and binding on all parties hereto when one or more counterparts have been signed by each of the parties and delivered to the other parties.

SECTION 7.           Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Illinois regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

SELLERS

divine, inc.

Air Divine, Inc.

Data Return Corporation

databites, inc.

Delano Technology Corp.

Denali, Inc.

divine Global Services, Inc.

divine international, inc.

divine interVentures, Inc.

divine Ireland, Inc.

divine Managed Services, Inc.

divine software, inc.

divine Synchrony Communications, Inc.

divine/Emicom, Inc.

eprise Corporation

Eprise Securities Corp.

eShare Communications, Inc.

Folio Corporation

Futuretense Corporation

Global Recall, Inc.

iCentral, Inc.

Inventions, Inc.

LOTN, Inc.

Melita Finance, Inc.

Melita Intellectual Property, Inc.

Open Market Securities Corporation

Open Market, Inc.

Opinionware.com, Inc.

Perceptual Robotics, Inc.

Retrieval Technologies, Inc.

RWT Corporation

SafeMaker (Europe), Inc.

SageMaker, Inc.

SM2 Holding Corp.

smallwonders software!, inc.

SM1 Holding Corp.

Softmetric, Inc.

Venture Capital Unlimited Acquisition Sub, Inc.

Viant Corporation

Waypoint Software C

By:	/s/ Jude M. Sullivan
Name:
Title:

divine technology ventures
By:	divine, inc., its general partner
By:	/s/ Jude M. Sullivan
Name:
Title:

PURCHASER

dS&MS Newco, Inc.
a corporation formed under the laws of the Cayman Islands

By:	/s/ Prescott Ashe
Name:
Title:

GUARANTOR

Golden Gate Private Equity, Inc.
a Delaware corporation

By:	/s/ Prescott Ashe
Name:
Title:

2